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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.33-85558; No. 333-57379) of CITATION Computer Systems, Inc. of our report dated May 6, 1999, which appears on page 26 of the Financial Information for the year ended March 31, 1999 insert to the 1999 Annual Report to Shareholders of CITATION Computer Systems, Inc., which is incorporated by reference in this Annual Report on Form 10-KSB for the year ended March 31, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in Exhibit 23(b) to this Form 10-KSB.



PricewaterhouseCoopers LLP

St. Louis, Missouri
June 25, 1999